Exhibit 99.1

 2018 Annual Shareholders’ Presentation

 Cautionary Statement  Information provided herein by CTBI contains “forward-looking” information. CTBI cautions that any forward-looking statements made are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to CTBI’s 2017 Annual Report on Form 10-K, Cautionary Statement Regarding Forward Looking Statements for additional information.  2

2017 Key Metrics

Total Assets	$4.1 billion
Market Capitalization	$833.3 million
Cash Dividend Yield	2.80%
P/E Ratio	16.1x
Price to Book Value	1.6x
Price to Tangible Book Value	1.8x
Tangible Common Equity Ratio	11.43%

- Competitive Position
  - 2nd largest Kentucky domiciled bank holding company
  - #1 in Kentucky in deposit market share of all Kentucky domiciled FDIC insured institutions
  - 6th largest bank in Kentucky in terms of deposit market share of all FDIC insured institutions

Financial data as of December 31, 2017

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Our Banking Franchise

Central Region

Loans - $678 million

Deposits - $822 million

- Danville
- Lexington
- Mt. Sterling
- Richmond
- Versailles
- Winchester

Eastern Region

Loans - $949 million

Deposits - $1.3 billion

- Floyd/Knott/Johnson
- Hazard
- Pikeville
- Tug Valley
- Whitesburg

Northeastern Region

Loans - $365 million

Deposits - $527 million

- Advantage Valley
- Ashland
- Flemingsburg
- Summersville

South Central Region

Loans - $638 million

Deposits - $711 million

- Campbellsville
- LaFollette
- Middlesboro
- Mt. Vernon
- Williamsburg

Indirect Lending

Loans - $490 million

CTIC

Assets Under Management - $2.2 billion (including $0.6 billion CTB)

Revenues - $14.2 million

- Ashland
- LaFollette
- Lexington
- Pikeville
- Versailles

Financial data as of December 31, 2017

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 Trust Assets Under Management &Trust Revenue  Assets in billionsRevenue in millions  5  Includes CTB portfolio

   2017 Performance

 2017 Performance Summary   Goals ResultsEarnings $49.0 - $50.2 million $51.5 millionEPS $2.76 - $2.86 per share $2.92 per shareROAA 1.19% - 1.25% 1.27%ROAE 9.10% - 10.10% 9.93%Assets $3.90 - $4.40 billion $4.14 billionLoans $3.00 - $3.20 billion $3.12 billionDeposits $3.30 - $3.50 billion $3.51 billionShareholders’ equity $510.0 - $550.0 million $530.7 million  7

 Shareholder Value

 2017 cash dividends increased 3.2%Dividend payout ratio for 2017 was 44.52%Desired level between 40% and 50%December 31, 2017 cash dividend yield was 2.80%Cash dividend increased to $0.33 per share effective October 1, 2017  Dividends Per Share  9

 Shareholders’ Equity  (in millions)  Shareholders’ equity has increased 28.7% during the past five years5.8% compound growth rate for the past five years2018 goal for shareholders’ equity - $552.6 to $575.2 million  5.8%  10

 Book ValuePer Share  Tangible Common Equity/Assets  11

 Total Market Capitalization  Peer data obtained from SNL Financial; peer group consists of publicly traded regional bank holding companies with comparative assets, as defined in our Proxy Statement.  (in millions)  Price to Tangible Book Value 2013 2014 2015 2016 2017 CTBI 2.06x 1.67x 1.50x 2.01x 1.79x Peer 1.72x 1.72x 1.71x 1.83x 2.17x    12  All data is as of year-end except 2018 which is as of March 31, 2018.

 5 Year Cumulative Total ReturnComparison of CTBI, NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks  An investment in CTBI stock on December 31, 2012 would have underperformed the NASDAQ Stock Market (U.S.) and the NASDAQ Bank Stocks Index at December 31, 2017.      13

 Comparison to Russell 2000 Indexof Small Cap Companies  Return to Investors  3-, 5-, and 10-year total returns annualized  December 31, 2017    14

 Core Value Long-Term Investment  12 stock splits and 10 stock dividends37 years of consecutive increases in cash dividends5-year compound growth rate of cash dividends 2.7%Stock included in the NASDAQ Global Select Market, NASDAQ Dividend Achievers Index, and NASDAQ Bank Stock IndexRecognized as one of “America’s 50 Most Trustworthy Financial Companies” for four consecutive years and ranked 1st and 2nd in the “Small Cap” category in the years 2014 and 2015, respectively, and tied for 1st in the years 2016 and 2017CTBI shareholders include169 institutional investors (including CTIC – 9.8%) hold 10.2 million shares (56.3%)241 mutual funds hold 4.6 million shares (26.2%)  Data as of December 31, 2017  15

CTBI's Franchise Value

- History of solid investor returns
- Historically strong capital position
- Investor focused dividend policy
  - Dividend Achievers Index
- Consistent financial performance
- Community banking strategy
- Economic diversity in the markets we serve
- Strong experienced management team and over 1,000 dedicated employees
- Our shareholders

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 Earnings Review

 EPS increased 8.1% from 2016 to 20172018 EPS goal - $3.32 to $3.40 per share  Earnings Per Share  18

 Return on Average Assets  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2017 for bank holding companies with consolidated assets of $3 billion to $10 billion.  19

 (in millions)  Net Income  Net income increased 8.8% from 2016 to 20172018 goal for net income - $58.8 to $60.2 million  20

 Revenues  (in millions)  2017 revenues increased 2.5% from 20162018 goal for revenues - $188.9 to $194.6 million  21

 2017 noninterest income increased 0.1% from 2016Increases in trust revenue and deposit service chargesDecreases in loan related fees, gains on sales of loans and securities gains2018 goal for noninterest revenue – 25.0% to 27.0% of total revenue  Noninterest Incomeas a % of Total Revenue  (in millions)  22

 2017 net interest revenue increased by 3.3% from 2016Net interest margin decreased 3 basis pointsAverage earning assets increased $146.4 million, or 4.0%  (in millions)  Net Interest Revenue  23

 Net Interest Margin  Pressure on the margin1-year cumulative gap position at 12/31/17 – (5.90)%  % of assets repricingWithin 30 days 30.67%% of liabilities repricing Within 30 days 10.17%Within 90 days 21.56%Within 180 days 32.47%  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2017 for bank holding companies with consolidated assets of $3 billion to $10 billion.  24

 Net Noninterest Expenseas a % of Average Earning Assets  Noninterest Expense & Efficiency Ratio  (in millions)  (in millions)    Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2017 for bank holding companies with consolidated assets of $3 billion to $10 billion.  25

 Balance Sheet Review

 Total assets at 12/31/17 increased $204.1 million, or 5.2%, from 12/31/2016Loans increased $184.6 million or 6.3%Investment portfolio decreased $19.8 million or 3.3%Deposits increased $175.3 million or 5.3%2018 goal for total assets - $4.15 to $4.32 billion  (in billions)  Total Assets  27

 (in billions)  Total Loans  Total loans at 12/31/17 increased 6.3% from 12/31/16Loan production for the year totaled $0.8 billion2018 goal for total loans - $3.15 to $3.35 billion  December 31, 2017  Loan PortfolioMix  28

 Concentrations of Creditas a % of Total Loans  December 31, 2017  * As a percentage of funded exposure  29

 Net Charge-offsas a % of Average Loans  NonperformingLoansas a % of Total Loans  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2017 for bank holding companies with consolidated assets of $3 billion to $10 billion.       December 31, 2017  30

 Nonperforming Assetsas a % of Total Assets  Loan Loss Reserveas a % of Net Loans  $32.0 million in other real estate owned  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2017 for bank holding companies with consolidated assets of $3 billion to $10 billion.  31

 Total Other Real Estate Owned  Sales of foreclosed properties for the year ended 12/31/17 $6.1 millionNew bookings in 2017 $5.4 millionProperties under contract to sell $2.2 million  (in millions)  32

 (in billions)  Total Depositsincluding Repurchase Agreements  2018 goal for total deposits including repurchase agreements - $3.47 to $3.61 billion  Total Depositsincluding Repurchase Agreements  December 31, 2017  33

 1st Quarter 2018Review

 35  Key Metrics – 1st Quarter 2018  Total Assets $4.2 billionMarket Capitalization $801.0 millionCash Dividend Yield 2.92%P/E Ratio 12.5xPrice to Book Value 1.5xPrice to Tangible Book Value 1.7xTangible Common Equity Ratio 11.43%  Financial data as of March 31, 2018

 Earnings Per Share  36

 (in millions)  Net Income  37  Net interest income decreased 1.5% from prior quarter, but increased 4.5% from prior year 1st quarterNet interest margin at 3.65% remained flat to prior quarter but was down 3 basis points from prior year 1st quarterAverage earnings assets increased $1.2 million from prior quarter and $165.5 million from prior year 1st quarterProvision for loan losses decreased $1.9 million from prior quarter and $0.3 million for prior year 1st quarter

 (in millions)  Noninterest Income  $1.2 million in bank owned life insurance revenue, partially offset by $0.3 million in losses on the sale of securities  38

 (in millions)  Noninterest Expense  Q-O-QIncreases in bank franchise taxes, net OREO, and repossession expenseDecrease in personnel expenseDecrease in bonuses and incentivesIncreases in group medical and life insurance, salaries, and payroll taxesY-O-YIncrease in personnel expense, bank franchise taxes, operating losses, and repossession expense  39

 40  (in billions)  Total Assets  Total assets at 3/31/18 increased $59.5 million, or an annualized 5.8%, during the first quarterLoans decreased $4.7 millionInvestment portfolio increased $19.1 millionDeposits increased $56.8 million

 Loan portfolio decreased at an annualized rate of 0.6% during the quarterLoan increase from prior year first quarter 5.0%  (in billions)  Total Loans  41

 Deposits, including repurchase agreements, increased an annualized 6.6% from prior quarter and 4.3% from prior year first quarter  (in billions)  Total Depositsincluding Repurchase Agreements  42

 Nonperforming Loansas a % of Total Loans  43

 Nonperforming Assetsas a % of Total Assets  44

 Net Charge-offsas a % of Average Loans (annualized)  45

 Efficiency Ratio  46

 Key Strategic Initiatives

Operational Priorities

- Build core earnings capacity
  - Quality loan growth
  - Low cost deposit growth
- Maintain net interest margin
- Operational efficiency
  - Expense control
  - Noninterest revenue growth
- Compliance management
- Increase noninterest income
  - Wealth management
  - Brokerage
  - Life insurance
- Continuing focus on improving asset quality
- Liquidation of other real estate owned

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CTBI: 2018 Outlook

Net Income	$58.8 - $60.2 million
Earnings Per Share	$3.32 - $3.40 per share
ROAA	1.41% - 1.44%
ROAE	10.72% - 10.97%
Assets	$4.15 - $4.32 billion
Loans	$3.15 - $3.35 billion
Deposits	$3.47 - $3.61 billion
Shareholders' Equity	$552.6 - $575.2 million

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To Our Shareholders  Your management has a Strategic Plan for the performance and operations of your company. Success will be attained by the execution of this plan, not just by management, but by approximately 1,000 employees. The continuing support by you, our shareholders, by referring your friends, neighbors, and business associates to do business with your bank, is invaluable to the execution of our plans for the performance of your Company.  50